UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Winchester Commons, Memphis, Tennessee

On November 5, 2004, we purchased an existing shopping center known as Winchester Commons, containing 93,024 gross leasable square feet. The center is located on 7956 Winchester Road, in Memphis, Tennessee.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,073,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $141 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To

Kroger	59,670	64	8.24	05/99	04/19

For federal income tax purposes, the depreciable basis in this property will be approximately $9,805,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Winchester Commons was built in 1999. As of November 1, 2004, this property was 100% occupied, with a total 93,024 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:
Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

For Your Eyes Only	2,220	05/04	45,443	20.47
Fantastic Sam's	1,600	06/04	28,000	17.50
Giant TV	1,600	09/04	27,200	17.00
The Steak Escape	1,600	01/05	26,400	16.50
Shirley's Hallmark	4,400	02/05	52.800	12.00
The Wine Cellar	4,000	03/06	66,000	16.50
Opportunity Mortgage (A+ Wireless)	1,534	07/06	26,078	17.00
China Dragon Restaurant	2,400	10/06	39,600	16.50
Dental Partners of Tennessee	2,000	01/07	35,500	17.75
Sunsations	1,600	07/07	27.200	17.00
Greg Pickett Golf	1,600	01/09	27,712	17.32
The UPS Store	2,000	01/09	34,000	17.00
Southwinds Cleaners	1,600	01/09	27,200	17.00
Nextel Communications	1,600	06/09	33,600	21.00
East End Grill	3,600	07/09	59,400	16.50
Kroger	59,670	04/19	491,681	8.24

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Mansfield Towne Crossing, Mansfield, Texas

On November 3, 2004, we purchased a newly constructed shopping center known as Mansfield Towne Crossing, containing 112,078 gross leasable square feet of which 4,500 is on a ground lease. The center is located at Highway 287 and Debbie Lane, in Mansfield, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $19,967,700. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $178 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Ross Dress for Less and Staples, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's projected lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Ross Dress for Less	30,187	27	9.25	05/04	01/15

Staples	20,388	18	10.50	08/03	08/18

For federal income tax purposes, the depreciable basis in this property will be approximately $14,975,800. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Mansfield Towne Crossing was newly constructed in 2003 and 2004. As of November 1, 2004, this property was 92% occupied with 102,839 leasable square feet leased to 20 tenants, and is leasing up the remaining retail space within the shopping center . The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

AT & T Wireless	2,500	07/08	55,000	22.00
EB Games	1,500	09/08	31,500	21.00
Sport Clips	1,440	10/08	30,240	21.00
GNC	1,200	01/09	22,800	19.00
Luxury Nails	1,013	02/09	20,260	20.00
Dr. Michael Polson	1,060	05/09	20,140	19.00
Robertson Pools	1,440	06/09	25,920	18.00
Bath Junkie	1,200	06/09	22,800	19.00
Sally Beauty Supplies	1,600	07/09	27,200	17.00
Subway	1,600	08/09	28,800	18.00
Mansfield Urgent Care	3,000	09/09	58,500	19.50
The Cash Store	1,600	09/09	30,400	19.00
Creekside Collections	3,811	09/09	62,882	16.50
Zales Jewelers	3,000	11/13	64,500	21.50
Payless Shoes	3,000	03/14	54,000	18.00
Famous Footwear	8,000	07/14	120,000	15.00
Pier 1 Imports	10,800	08/14	162,000	15.00
Ross Dress for Less	30,187	01/15	279,229	9.25
Staples	20,388	08/18	214,074	10.50
Regions Bank (Ground Lease)	4,500	09/23	75,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 9.01. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed for Winchester Commons and Mansfield Towne Crossing under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	November 3, 2004